Exhibit (k)(i)(a)

AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO MASTER SERVICES AGREEMENT (this “Amendment”), effective as of January 8, 2026, by and among Evanston Multi-Alpha Fund (formerly, North Square Evanston Multi-Alpha Fund), a Delaware statutory trust (the “Fund”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”) (collectively, the “Parties”).

WHEREAS, the Parties entered into that certain Master Services Agreement dated May 6, 2024 (the “Agreement”)(capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement); and

WHEREAS, the Parties wish to update the Agreement to reflect the Fund’s name change; and

WHEREAS, the Parties wish to update the Agreement to reflect the new Adviser; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the Parties agree as follows:

1.	Amendments.

(a)	All references in the Agreement to North Square Evanston Multi-Alpha Fund hereby are replaced with references to Evanston Multi-Alpha Fund, and “Fund” as used in the Agreement shall mean Evanston Multi-Alpha Fund.

(b)	All references in the Agreement to North Square Investments, LLC hereby are replaced with references to Evanston Capital Management, LLC, and “Adviser” as used in the Agreement shall mean Evanston Capital Management, LLC.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	In the event of any conflict between this Amendment and the Agreement, this Amendment shall control.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have each caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

EVANSTON MULTI-ALPHA FUND	ULTIMUS FUND SOLUTIONS, LLC

By:		By:
	Ian Martin		Gary Tenkman
	President		Chief Executive Officer

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